Exhibit 12.3

Principal Executive Officer Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Carlos Brito, certify that:

1)	I have reviewed this amendment to the annual report on Form 20-F of Anheuser-Busch InBev SA/NV (the “Company”); and

2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 30, 2014	By:	/s/ Carlos Brito
Name: Carlos Brito
Title: Chief Executive Officer